May 24, 1996


VIA FACSIMILE MAIL

Brierwood Partners            The Balcor Company       Daniel J. Perlman, Esq.
Limited Partnership           2355 Waukegan Road       Katten Muchin & Zavis
c/o The Balcor Company        Suite A200               Suite 2100
2355 Waukegan Road            Bannockburn, IL  60015   525 W. Monroe Street
Suite A200                    Attn:  Al Lieberman      Chicago, IL  60661
Bannockburn, IL  60015
Attn:  Ilona Adams

     Re: Agreement of Sale, dated as of the 23rd day of April, 1996 (the "Agreement") between Brierwood Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Brierwood Apartments, Jacksonville, Florida (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests that the Agreement be modified to change "Five Million Four Hundred Thousand ($5,400,000.00)" to "Five Million Two Hundred Fifty Thousand ($5,250,000.00)" in the second line of Section 1 thereof. Purchaser further requests that the Agreement be modified to change "July 19, 1995" in the seventh line of Section 9 thereof to "August 3, 1996". Please acknowledge Seller's acceptance of these modifications to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.

     This letter will serve as notice to Seller, as required by Section 2(B) of the Agreement, that Purchaser intends to assume the existing debt on the Property, and the additional Earnest Money required under such Section will be deposited with Escrow Agent on May 28, 1996.


                                   ERP OPERATING LIMITED PARTNERSHIP,
                                   an Illinois limited partnership

                                   By:  Equity Residential Properties Trust,
                                        a Maryland Real Estate Investment
                                        Trust, its general partner

                                        By:  /s/ Bruce C. Strohm
                                             ----------------------------------
                                             Bruce C. Strohm
                                             Executive Vice President

Approved and Accepted this 24th day of May, 1996

                              BRIERWOOD PARTNERS LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By: Balcor Partners-XII, an Illinois general partnership, its general partner

                                   By:  RGF-Balcor Associates-II, an Illinois
                                        general partnership, a general partner

                                        By:  The Balcor Company, A Delaware
                                             corporation, a general partner

                                             By:  /s/ Alan Lieberman
                                                  -----------------------------
                                                      Alan Lieberman
                                                      Senior Vice President

                                 July 8, 1996


VIA FACSIMILE MAIL

Briarwood Partners            The Balcor Company        Daniel J. Perlman, Esq.
Limited Partnership           2355 Waukegan Road        Katten Muchin & Zavis
c/o The Balcor Company        Suite A200                Suite 2100
2355 Waukegan Road            Bannockburn, IL  60015    525 W. Monroe Street
Suite A200                    Attn:  Al Lieberman       Chicago, IL  60661
Bannockburn, IL  60015
Attn:  Ilona Adams

     Re: Agreement of Sale, dated as of the 23rd day of April, 1996 (the "Agreement") between Brierwood Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Brierwood Apartments, Jacksonville, Florida (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Purchaser hereby requests that the Agreement be modified to change "August 3, 1996" in the seventh line of Section 9 thereof to "September 3, 1996". Please acknowledge Seller's acceptance of this modification to the Agreement by executing this letter in the space provided below and returning it via facsimile mail to Purchaser.


                              ERP OPERATING LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  Equity Residential Properties Trust,
                                   a Maryland Real Estate Investment
                                   Trust, its general partner


                                   By:  /s/ Shelley L. Dunck
                                        ----------------------------------
                                            Shelley L. Dunck
                                            Vice President

Approved and Accepted this 8th day of July, 1996

                              BRIERWOOD PARTNERS LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By: Balcor Partners-XII, an Illinois general partnership, its general partner

                                   By:  RGF-Balcor Associates-II, an Illinois
                                        general partnership, a general partner

                                        By:  The Balcor Company, A Delaware
                                             corporation, a general partner


                                        By:  /s/ Alan Lieberman
                                             ------------------------------
                                                 Alan Lieberman
                                                 Senior Vice President